Exhibit 99.1

Marchex Acquires Assets of Pike Street Industries

SEATTLE, WA – April 27, 2005 — Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced that it has acquired certain assets of Pike Street Industries, Inc., an online yellow pages and lead generation provider for local merchants, for $16.5 million in cash and stock and $3.5 million in additional restricted common stock (valued based on the 10-day trailing average measured from closing date). The additional restricted stock vests over three years and has been granted to the founders of Pike Street, who will join Marchex. The $16.5 million is comprised of $12.5 million in cash and $4 million in Marchex common stock (valued on the same basis as above). The asset acquisition is effective immediately and is expected to be accretive to Marchex’s adjusted operating income before amortization. Marchex will provide additional information regarding this transaction as part of its first quarter 2005 conference call, scheduled for May 10, 2005.

Pike Street receives more than 2 million unique visitors per month (as of March 2005) through its local- and directory-focused vertical portals, such as Yellow.com and Whitepages.net, that drive local search traffic from online consumers primarily to regional bell operating company (RBOC) partners. This traffic is then dynamically routed by the RBOCs through their directories to the appropriate individual local merchants. In addition to Pike Street’s local-and directory-focused vertical portals, Marchex is also acquiring technology tools and services that can be extended to its broader local strategy.

“The asset acquisition of Pike Street represents continued progress toward our goals of driving qualified leads to merchants and enabling local merchant transactions,” said Peter Christothoulou, Marchex Chief Strategy Officer. “We are also pleased that this acquisition will strengthen Marchex’s relationships with many of the nation’s leading RBOCs by directly providing them and their local merchants with quality traffic and highly qualified leads.”

About Marchex, Inc.

Marchex (www.marchex.com) helps merchants sell products and services through multiple online channels. The company connects merchants with consumers who are searching for information, products and services on the Internet. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to more efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements. This press release refers to adjusted operating income before amortization (Adjusted OIBA) which together with operating income before amortization (OIBA) are considered non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation, as a substitute for, or superior to, GAAP results. See Reconciliations of Adjusted OIBA and OIBA to GAAP Net Income/Loss included in our most recent periodic report and registration statement filed with the SEC for further information regarding these non-GAAP financial measures.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

#####